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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): September 4, 2001

                              GOODRICH CORPORATION
               (Exact Name of Registrant as Specified in Charter)

      New York                   1-892                       34-0252680
  (State or Other             (Commission                  (IRS Employer
  Jurisdiction of             File Number)               Identification No.)
   Incorporation)

                              Four Coliseum Centre
                              2730 West Tyvola Road
                         Charlotte, North Carolina 28217
               (Address of Principal Executive Offices)(Zip Code)

       Registrant's telephone number, including area code: (704) 423-7000


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ITEM 5.  OTHER EVENTS

         In September 2001, Goodrich Corporation ("Goodrich") announced that its Board of Directors had approved in principle the tax-free spin-off of its Engineered Industrial Products ("EIP") segment to shareholders. The spin-off will be effected through a tax-free distribution to Goodrich shareholders of all of the capital stock of EnPro Industries, Inc. ("EnPro"), a newly formed wholly-owned subsidiary of Goodrich.

         The EIP segment is currently owned by Coltec Industries Inc ("Coltec"), a wholly-owned subsidiary of Goodrich. Prior to the Distribution, Coltec's aerospace business will assume all intercompany balances outstanding between Coltec and Goodrich and Coltec will then transfer to Goodrich by way of a dividend all of the assets, liabilities and operations of Coltec's aerospace business, including the assumed intercompany balances. Following the spin-off, Coltec will be a wholly-owned subsidiary of EnPro and Coltec's aerospace businesses will be owned by Goodrich.

         It is anticipated that the $150 million of outstanding Coltec Capital Trust convertible trust preferred securities will remain outstanding as a part of the EnPro capital structure. Certain payments with respect to these securities are guaranteed by Coltec and Goodrich, and are expected to be guaranteed by EnPro. Following the spin-off, these securities will be convertible into a combination of Goodrich and EnPro common stock. Separately, Goodrich expects that it will offer to exchange the $300 million of Coltec's 7.5% Senior Notes due 2008 for similar Goodrich debt securities prior to the spin-off. Assuming this exchange offer is fully subscribed, EnPro will have total debt and convertible trust preferred securities of approximately $165 million at the time of the spin-off. Goodrich also contemplates that a new EnPro senior secured revolving credit facility will be in place after the spin-off.

         The spin-off is subject to certain conditions. No consents are required from Goodrich security holders or the holders of Coltec's outstanding debt or convertible trust preferred securities to complete the spin-off. Goodrich expects to complete the spin-off in the second quarter of 2002.

         Pursuant to Accounting Principles Board Opinion No. 30, the consolidated financial statements of Goodrich at December 31, 2000 and 1999 and for the years ended December 31, 2000, 1999 and 1998 have been reclassified to reflect the EIP segment as a discontinued operation for all periods presented. Filed herewith as Exhibit 99.1 hereto, and incorporated by reference herein, are:

         1. Management's Discussion and Analysis of Financial Condition and Results of Operations.
         2. Consolidated Statement of Income for the years ended December 31, 2000, 1999 and 1998.
         3.       Consolidated Balance Sheet at December 31, 2000 and 1999.
         4. Consolidated Statement of Cash Flows for the years ended December 31, 2000, 1999 and 1998.
         5. Consolidated Statement of Shareholders' Equity for the years ended December 31, 2000, 1999 and 1998.
         6.       Notes to Consolidated Financial Statements.
         7.       Selected Financial Data.

The report of Ernst & Young LLP, independent auditors, on the consolidated financial statements of Goodrich at December 31, 2000 and 1999 and for the years ended December 31, 2000, 1999 and 1998 is filed herewith as part of Exhibit 99.1 and the related consent is filed herewith as Exhibit 23.1. Both the report and the consent are incorporated herein by reference.


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Financial Statements of Businesses Acquired.

                  None.

         (b)      Pro Forma Financial Information.

                  None.

         (c)      Exhibits.

                  Exhibit 23.1      Consent of Ernst & Young LLP.

                  Exhibit 99.1 Management's Discussion and Analysis of Financial Condition and Results of Operations; Consolidated Financial
                                    Statements at December 31, 2000 and 1999 and for the years ended December 31, 2000, 1999 and 1998 of Goodrich Corporation and Report of Ernst & Young LLP; Selected Financial Data.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        GOODRICH CORPORATION
                                        (Registrant)


Date:  February 11, 2002            By:     /S/ULRICH SCHMIDT
                                            ----------------------
                                            Ulrich Schmidt
                                            Senior Vice President and
                                            Chief Financial Officer



                                            /S/ROBERT D. KONEY, JR.
                                            -----------------------------
                                            Robert D. Koney, Jr.
                                            Vice President and Controller
                                            (Chief Accounting Officer)


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